Exhibit 32

NKARTA, INC.

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the quarter ended June 30, 2025 of Nkarta, Inc. (the "Company") as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Paul J. Hastings, Chief Executive Officer of the Company, and Nadir Mahmood, President of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)
The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and
(2)
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 12, 2025	By:	/s/ Paul J. Hastings
Paul J. Hastings
Chief Executive Officer

Date: August 12, 2025	By:	/s/ Nadir Mahmood
Nadir Mahmood
President

This is being furnished solely to accompany the Report pursuant to 18 U.S.C. § 1350. This certification shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, nor shall it be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference.